EXHIBIT 99.1

Vitran Reports 2012 Third Quarter Results

REMINDER:

Vitran management will conduct a conference call and webcast today: October 25, at 9:00 a.m. ET to discuss the Company's 2012 third quarter results

Conference call dial-in: 1-888-396-8063 or 416-764-8652 (International)

Live Webcast: www.vitran.com (select "Investor Relations")

TORONTO, Oct. 25, 2012 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American transportation and supply chain firm, today announced financial results for the third quarter of 2012 and the nine-month period ended September 30, 2012 (all figures reported in $U.S.).

Vitran reported revenue of $206.2 million for the quarter ended September 30, 2012 which is flat compared to $206.2 million for third quarter of 2011. Vitran recorded a net loss of $10.1 million, or $0.62 per share, for the third quarter of 2012 compared to a net loss of $3.4 million, or $0.21 per share, for the same period in 2011. On a non-GAAP basis that would include adjusting for a tax recovery on Vitran's U.S. operations, the Company recorded an adjusted net loss of $0.35 per share for the third quarter of 2012 compared to an adjusted loss of $0.06 per share for the third quarter of 2011. In accordance with FASB ASC 740-10, Vitran temporarily discontinued recording an income tax provision for its U.S. operations in 2010.

Vitran reported a 4.4% increase in revenue to $627.1 million for the nine months ended September 30, 2012 compared to $600.4 million for the same period in 2011. Adjusting for the impact of foreign exchange on Vitran's Canadian operations, consolidated revenue increased 5.0% in the comparable nine-month periods.   Vitran recorded a net loss of $20.1 million, or $1.23 per share, for the nine-month period ended September 30, 2012 compared to a net loss of $5.9 million, or $0.36 per share, in the comparable nine-month period. On a non-GAAP basis that would include adjusting for a tax recovery on Vitran's U.S. operations, the Company recorded an adjusted net loss of $0.71 per share for the nine-month period ended September 30, 2012, compared to a net loss of $0.07 per share for the comparable nine-month period.

"The operating performance in both our Canadian LTL and Supply Chain units was offset by very poor results in our U.S. LTL operation. Unfortunately, these results do not yet reflect the many positive and constructive changes going on in our U.S. LTL operation," stated Vitran President and Chief Executive Officer Rick Gaetz.

"The new executive team rebuild was completed half way through the third quarter with the addition of a new Executive Vice President of Operations, a Senior Vice President-Sales and Marketing, a Vice President Finance, and of great significance two very experienced Regional Operations Vice Presidents. These changes have led to more change and upgrades at our terminal management level ranks throughout the quarter. The improvement in talent is extremely critical, these personnel upgrades and additions, combined with the adoption of new technology and operating methodology, is paving the way for future success, but at the expense of immediate results."

"The first month of the quarter was by far our weakest; with small progress made sequentially through the quarter. Finally, I am extremely appreciative of the effort, urgency and commitment of this new team to execute the turn around," concluded Mr. Gaetz.

Segmented Results

The LTL (less-than-truckload) segment posted revenue of $176.2 million for the third quarter of 2012 compared to revenue of $176.4 million in the third quarter of 2011.   Loss from operations for the 2012 third quarter was $9.2 million, compared to loss from operations of $2.9 million in the comparable period a year ago. In the comparable third quarters, shipments and tonnage decreased 1.4% and 2.5% respectively in the LTL segment, however, shipments per day increased 0.2%.

The Supply Chain Operation recorded revenue of $30.0 million, compared to $29.8 million in the third quarter of 2011. Income from operations for the 2012 third quarter was $2.6 million and an OR of 91.4% compared to income from operations of $2.9 million and OR of 90.2% in the third quarter of 2011.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload and supply chain services. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

The Vitran Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7302

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

 (tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	Sept 30, 2012	Dec 31, 2011
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$--	$1,204
Accounts receivable	89,907	83,479
Inventory, deposits and prepaid expenses	11,720	11,872
Deferred income taxes	178	175
	101,805	96,730

Property and equipment	134,180	125,219
Intangible assets	3,960	5,805
Goodwill	14,526	14,314
	$254,471	$242,068
Liabilities and Shareholders' Equity
Current liabilities:
Bank overdraft	$521	$--
Accounts payable and accrued liabilities	89,242	80,818
Income and other taxes payable	766	1,266
Current liabilities of discontinued operations	--	61
Current portion of long-term debt	5,394	6,817
	95,923	88,962
Long-term debt	92,010	67,072
Deferred income taxes	1,080	1,061

Shareholders' equity:
Common shares	99,954	99,746
Additional paid-in capital	5,606	5,334
Accumulated deficit	(44,993)	(24,914)
Accumulated other comprehensive income	4,891	4,807
	65,458	84,973
	$254,471	$242,068

(Consolidated Statements of Income follows)

Vitran Corporation Inc.
Consolidated Statements Of Income (Loss)
(Unaudited)
(in thousands of United States dollars except for per share amounts, US GAAP)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue	$ 206,220	$ 206,159	$ 627,065	$ 600,428
Operating expenses	209,848	202,922	628,886	587,528
Depreciation and amortization expense	4,277	3,976	12,436	12,373
	214,125	206,898	641,322	599,901

Income (loss) from operations before undernoted	(7,905)	(739)	(14,257)	527

Interest expense, net	1,353	1,694	3,994	4,347

Loss from operations before income taxes	(9,258)	(2,433)	(18,251)	(3,820)

Income tax expense	842	987	1,828	2,121
Net loss	(10,100)	(3,420)	(20,079)	(5,941)

Basic and Diluted loss per share	$ (0.62)	$ (0.21)	$ (1.23)	$ (0.36)

Weighted average number of shares:
Basic	16,399,241	16,330,171	16,388,569	16,325,250
Diluted	16,399,241	16,330,171	16,388,569	16,325,250

(Statements of Cash Flows follows)

Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands of United States dollars, US GAAP)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Cash provided by (used in):

Operations:
Net loss	$ (10,100)	$ (3,420)	$ (20,079)	$ (5,941)
Items not involving cash from operations:
Depreciation and amortization expense	4,277	3,976	12,436	12,373
Deferred income taxes	24	168	16	227
Share-based compensation expense	102	115	329	376
(Gain) loss on sale of property and equipment	(188)	4	(238)	(101)
Change in non-cash working capital components	2,445	(580)	1,648	(4,284)
Continuing operations	(3,440)	263	(5,888)	2,650
Discontinued operations	--	(64)	(61)	(590)
	(3,440)	199	(5,949)	2,060
Investments:
Purchase of property and equipment	(6,249)	(757)	(13,792)	(7,365)
Proceeds on sale of property and equipment	335	108	1,902	437
Acquisition of business assets	--	--	--	(1,737)
	(5,914)	(649)	(11,890)	(8,665)
Financing:
Change in revolving credit facility and bank overdraft	9,731	5,079	20,711	19,694
Repayment of long-term debt	(743)	(5,000)	(1,476)	(11,000)
Repayment of capital leases	(744)	(840)	(2,531)	(2,750)
Issue of Common Shares upon exercise of stock options	----	3	151	83
	8,244	(758)	16,855	6,027

Effect of foreign exchange translation on cash	(201)	1,208	(220)	578

Decrease in cash and cash equivalents	(1,311)	--	(1,204)	--
Cash and cash equivalents, beginning of period	1,311	---	1,204	--
Cash and cash equivalents, end of period	$ --	$ --	$ --	$ --

Change in non-cash working capital components:
Accounts receivable	$ 802	$ 4,348	$ (6,428)	$ (17,524)
Inventory, deposits and prepaid expenses	(106)	(846)	152	(946)
Income and other taxes payable	104	272	(500)	637
Accounts payable and accrued liabilities	1,645	(4,354)	8,424	13,549
	$ 2,445	$ (580)	$ 1,648	$ (4,284)

 (additional financial information follows)

Supplementary Segmented Financial Information
(in thousands of United States dollars) (Unaudited)

For the quarter ended September 30, 2012				For the quarter ended September 30, 2011
	Revenue	Inc. from Operations	OR%		Revenue	Inc. from Operations	OR%
LTL	$ 176,209	$ (9,178)	105.2	LTL	$ 176,407	$ (2,878)	101.6
SCO	$ 30,011	$ 2,569	91.4	SCO	$ 29,752	$ 2,922	90.2

For the nine months ended September 30, 2012				For the nine months ended September 30, 2011
	Revenue	Inc. from Operations	OR%		Revenue	Inc. from Operations	OR%
LTL	$ 538,585	$ (17,320)	103.2	LTL	$ 513,758	$ (3,135)	100.6
SCO	$ 88,480	$ 7,038	92.0	SCO	$ 86,670	$ 7,349	91.5

LTL SEGMENT – Statistical Information
(Unaudited)

For the quarter ended September 30, 2012
($U.S.)	LTL Division	Q. over Q. % Change
Revenue (000's)	$ 176,209	* (0.1%)
No. of Shipments	1,096,460	(1.4%)
Weight (000's lbs)	1,591,106	(2.5%)
Revenue per shipment	$ 160.71	* 1.3%
Revenue per CWT	$ 11.07	* 2.5%

For the nine months ended September 30, 2012
($U.S.)	LTL Division	Y. over Y. % Change
Revenue (000's)	$ 538,585	* 5.5%
No. of Shipments	3,378,087	4.3%
Weight (000's lbs)	4,951,164	2.2%
Revenue per shipment	$ 159.43	* 1.2%
Revenue per CWT	$ 10.88	* 3.2%

* All % changes have been normalized for the impact of foreign exchange fluctuation, period over period

Non-GAAP Measures

	Three months ended September 30,		Nine months ended September 30,

	2012	2011	2012	2011
Net loss	$ (10,100)	$ (3,420)	$ (20,079)	$ (5,941)
Tax recovery from US operations	4,408	2,468	8,453	4,855
Adjusted net loss	(5,692)	(952)	(11,626)	(1,086)

Weighted average shares outstanding:
Basic	16,399,241	16,330,171	16,388,569	16,325,250
Diluted	16,399,241	16,330,171	16,388,569	16,325,250

Adjusted basic and diluted loss per share	(0.35)	(0.06)	(0.71)	(0.07)
CONTACT: Richard Gaetz, President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664